EXHIBIT 10.22



                                              LOEB HOLDING CORPORATION
                                                    61 Broadway
                                                 New York, NY 10006





                                                                  March 1, 2000



Joseph Perri
10 Whitwell Place
Staten Island, NY 10304


                Re: Your purchase of Netcruise.com, inc. Common Stock Held by Loeb Holding Corporation, as Agent


Dear Mr. Perri

                  This letter will serve to confirm the terms of the agreement between you and Loeb Holding Corporation ("Loeb", a New York Corporation), as Agent, regarding your purchase from Loeb of 299,508 shares of the $.0001 par value common stock (the "Shares") of netcruise.com, inc. (the "Company," formerly known as "Genisys Reservation Systems, Inc.") for a purchase price of $74,877, which you are paying by electronic transfer.

                  Loeb represents and warrants to you that Loeb holds the Shares free and clear of any and all claims or encumbrances of every nature and that this transaction and this letter agreement have been duly and validly authorized by all required action on Loeb's part and is fully enforceable against Loeb in accordance with its terms. However, Loeb is makes no representations or warranties, whether oral or written, regarding the status, business or financing of the Company at this time.

                  You represent and warrant to Loeb the following:

                  (a)      you have a net worth of at least $1,000,000 or more;

                  (b) you have been furnished by others with a copy of any and all information concerning the Company, the Shares and any other matters which you have requested and you understand the disclosure which has been provided to you;

                  (c) you have relied solely on the disclosures which has been provided to you by others regarding the business and prospects of the Company and are not relying on any information from Loeb with regard to the Company, its status, business or financing;




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                  (d) you have been given the  opportunity  to ask  questions of and receive answers from the Company concerning the terms and conditions of the Shares and its status, business and financing and you have also been given the opportunity to obtain such information as will be necessary to verify the accuracy of the information which has been provided to you in order for you to be able to evaluate the merits and risks of your purchase of the Shares;

                  (e) you have determined that the Shares is a suitable investment for you in view of your anticipated financial needs and that can absorb the loss of your investment at this time and for the foreseeable future without affecting your lifestyle;

                  (f) you are capable of evaluating merits and risks of this investment and that you have relied upon your own knowledge, experience and understanding as well as that of your own legal, tax and economic advisors with regard to the considerations involved in this investment by you.

                  (g) you will not sell or otherwise transfer the Shares without registration under applicable federal and state laws or the availability of appropriate exemptions from such registration and that you fully understand and agree that you must bear the economic risk of investment in the Shares for an indefinite period of time because it has not been registered under any federal or state securities law and therefore cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered or unless there is available an exemption from such registration;

(h) you have separately made a non-refundable equity investment in the Company of not less than $2,000,000 in cash or conversion of outstanding debt;

                  (i)  you  are  acquiring  your  interest  in  the  Shares  for investment purposes only and not for any distribution, subdivision or fractionalization and that you have no plans, or agreements or arrangements with any person to sell, transfer, pledge or otherwise dispose of the Shares other than to the Company; and

                  (j) you have made all of the foregoing representations and warranties knowing that Loeb is relying upon them in executing this transaction with you and that they shall survive your purchase of the Shares.

                  We mutually agree that this letter agreement incorporates our entire understanding and may not be modified, waived, discharged, terminated or amended except by a writing signed by the person against whom any such modification, waiver, discharge or termination is being asserted.

                  If any notice or other communication is to be transmitted between us, it shall be given by registered or certified mail, return receipt requested, or delivered personally, or delivered by a confirmed fax transmission from one to the other at the addresses set forth in this letter agreement.

                  This letter agreement will be binding upon and inure to the benefit of each of us and our respective heirs, executors, administrators, successors and assigns, it may be executed in any number of copies each of which, shall, for all purposes, constitute that one agreement binding on each of us, will be governed by and construed in accordance with the laws of the State of New York and will not be transferable or assignable except upon our mutual consent.




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                  If the foregoing  confirms your understanding of the terms and conditions of our agreement, please so indicate by signing the enclosed copy of this letter agreement and returning it to Loeb immediately.

                               Very truly yours,

                               Loeb Holding Corporation, As Agent


                                By: /s/ Warren Bagatelle, Authorized Officer


ACCEPTED AND AGREED:


/s/ Joseph Perri





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